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                                                                        2/94

                     STANDARD FORM OF OFFICE LEASE
                The Real Estate Board of New York, Inc.

     AGREEMENT OF LEASE, made as of this 14 day of April, 2000, between ROYAL REALTY CORP., a New York corporation, having its principal offices at 115 Avenue of the Americas, New York, New York 10036, AS AGENT, party of the first part, hereinafter referred to as "Owner" or "Landlord", and FALCON ENTERTAINMENT CORP., a Delaware corporation having an address at 71 Great Pasture Road, Redding, Connecticut 06896, party of the second part, hereinafter referred to as "Tenant".

     WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner the premises (hereinafter hereby called "premises", "demised premises" or "Premises") consisting of Room 1200-20, substantially shown as hatched on the floor plan annexed hereto as Exhibit A and made a part hereof, in the building known as 675 Third Avenue, New York, New York (hereinafter called "building" or "Building"), in the Borough of Manhattan, City of New York, for the term (hereinafter called "term" or "Term"), and at an annual rental rate (hereinafter called "Rent" or "Fixed Rent"), as set forth in Article 37 hereof, together with all other sums of money as shall become due and payable by Tenant under this Lease (hereinafter called "additional rent" or "Additional Rent"), which Tenant agrees to pay in lawful money of the United States by check drawn on a bank or trust company which is a member of the New York Clearing House Association, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrearages to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:       1.  Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for executive and general offices and for no other purpose.

Tenant Alterations: 3. Except as modified by Article 55 hereof, Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article. Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require subject to the terms hereof. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Notwithstanding the foregoing, provided
Tenant is not in default on the Expiration Date, Tenant shall not be obligated to remove or restore any alterations which are not of a specialized nature and which are customarily usable by office tenants. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained at Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:    4. Tenant shall, throughout the term of this
lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating, air conditioning and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. Owner will use commercially reasonable efforts to perform all repairs, alterations, additions and improvements diligently in a manner to minimize any disruption to Tenant's use of the demised premises. Owner will not, in any case, be obligated to employ overtime labor. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this
Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:   5. Tenant will not clean nor require, permit, suffer or
allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:   6. Prior to the
commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building, (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its particular manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

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Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, contractors, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable or wholly inaccessible by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above) or made accessible subject to Owner's right to elect not to restore the same as hereinafter provided. For the purposes of this Article 9, the demised premises will be deemed to be totally damaged or rendered wholly unusable if the demised premises have been materially and substantially damaged and Tenant is, in the exercise of Owner's reasonable judgment, unable to conduct its business at the demised premises, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. In the event the demised premises shall be substantially damaged as a result of a casualty, Tenant shall give Owner notice of such condition within thirty (30) days of the casualty, and Tenant may, within such thirty (30) day period, request the opinion hereinafter described. Within ninety (90) days of Tenant's request, Owner shall furnish Tenant with the opinion of an independent architect specifying whether Owner's restoration work can be substantially completed within twelve (12) months from the date of such casualty. If the architect's opinion states that the demised premises cannot be so restored, then Tenant shall have the right to terminate this Lease within thirty (30) days of the furnishing of such opinion (time being of the essence). In addition, in the event of such a casualty where Owner's restoration work shall not be substantially completed within twelve (12) months of such casualty (subject to delays for force majeure), then Tenant may, by written notice given to Owner within thirty (30) days after such twelfth (12th) month (time being of the essence) seek to terminate this Lease and if such restoration work shall not be substantially completed within thirty (30) days of the giving of such notice, this Lease shall terminate as of such thirtieth (30th) day as if it were the Expiration Date.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times after reasonable notice (which may be telephonic) to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Owner will use reasonable efforts not to store materials or equipment within the demised premises where such storage will impede Tenant's operations of the demised premises. All such repairs, replacements and improvements will be performed in a commercially reasonable manner to minimize any disruption to Tenant's use and enjoyment of the demised premises. In no event, however, shall Owner be required to employ overtime labor. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours after reasonable notice (which may be telephonic) for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last twelve months of the term for the purpose of showing the

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same to prospective tenants.  If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. See (A) on page 5 attached hereto. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                          (b) It is stipulated and agreed that in the event
of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen
(15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written ten (10) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                          (2) If the notice provided for in (1) hereof shall
have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required for a period of five (5) days after the same is due; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder beyond any applicable notice and/or grace period prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise,
(a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:        19. If Tenant shall default in the observance or
performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder.
If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. Owner agrees that Tenant shall have reasonable access to the Demised Premises. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Except as may otherwise be herein set forth, neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is", except as may otherwise be herein set forth, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:   22.  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:   23.  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:   24.  If Owner is unable to give possession of
the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to continue "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

No Waiver:   25.  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:   26.  It is mutually agreed by and between Owner
and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:   27.  Except as otherwise provided herein, this Lease
and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond its reasonable control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:   28.  Except as otherwise in this lease provided, a bill,
statement, notice or communication which Owner may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed or any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:   29.  As long as Tenant is not in default under
any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide:
(a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.;
(c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense, which shall not exceed the rate charged to other similarly sized office tenants of the Building in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:   30.  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:   31.  The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring   32.  If an excavation shall be made upon land
adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:   33.  Tenant and Tenant's servants, employees, agents,
visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Rules and Regulations will not be discriminatorily enforced against Tenant.

Security:      34. Tenant has deposited with Owner the sum of $364,533.90 as
   *           security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises forms part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel        35. Tenant, at any time, and from time to time, upon at least
Certificate:    10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or
corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors      36. The covenants, conditions and agreements contained in
and Assigns:    this lease shall bind and inure to the benefit of Owner
                and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises. For so long as Owner shall maintain an electronic directory in the Building's lobby, Tenant shall be entitled to list up to ten (10) names in such directory; however, Owner shall not be required to maintain any such directory.

----------------
*    Space to be filled in or deleted.

(A) In the event that at any time during the term of this Lease, Owner and Tenant shall be engaged in litigation of any nature relating to this Lease, Owner shall have the right, during the entire period of such litigation, to enter the demised premises at any time, whether or not Tenant or its agent or representative is present, for the purpose of showing same to prospective tenants.


IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                        ROYAL REALTY CORP., AS AGENT
                                          -------------------------------------

                                      By:    /s/ [ILLEGIBLE]
-----------------------------------       -------------------------------------


Witness for Tenant:                       FALCON ENTERTAINMENT CORP.
                                          -------------------------------------

                                      By:      /s/ James Fallacaro
-----------------------------------       -------------------------------------
                                          Name:   James Fallacaro
                                          Title:  Pres. & Chairman

SEE RIDER ANNEXED HERETO CONTAINING ARTICLES 37 THROUGH 61 HEREOF.


                                ACKNOWLEDGEMENTS


STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


      On the 10 day of April in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared JAMES FALLACARO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                       /s/ George Stiefel
                                       ----------------------------------------
                                       Notary Public


                                               GEORGE STIEFEL
                                       Notary Public, State of New York
                                                No. 4520296
                                          Qualified in Nassau County
                                      Commission Expires January 31, 2001

                                   GUARANTY

    FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant". As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:__________________, 19___

_______________________________
Guarantor

_______________________________
Witness

_______________________________
Guarantor's Residence

_______________________________
Business Address

_______________________________
Firm Name

STATE OF NEW YORK               )
                                   S.S.:
COUNTY OF                       )

On this     day of            ,19  , before me
personally came_____________________________________________

to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.
                                   ___________________________
                                             Notary


                              -  IMPORTANT - PLEASE READ  -

            RULES AND REGULATIONS ATTACHED TO AND
                MADE A PART OF THIS LEASE
              IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receiving of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenants expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, soda or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious [ILLEGIBLE] or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building, by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises of the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used as underlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanisms thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, loitering and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 13, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

16 See Exhibit C annexed hereto.


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                TO







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                                 STANDARD FORM OF
             [LOGO]                   OFFICE             [LOGO]
                                      LEASE


                       The Real Estate Board of New York, Inc.
                        Copyright 1994. All rights Reserved.
                            Reproduction in whole or in
                                  part prohibited.


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Dated                      19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by _________________

Checked by _______________

Entered by _______________

Approved by ______________


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                                  Page 6 of 6

     37. COMMENCEMENT DATE; EXPIRATION DATE; FIXED RENT. A. This Lease and the term thereof shall commence on the date on which the Owner's Work (as hereinafter defined in Article 43) is substantially complete (the "Commencement Date") and shall expire on the last day of the tenth Lease Year (the "Expiration Date"), or shall expire on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Owner agrees to give Tenant not less ten (10) days' advance written notice of the Commencement Date.

     B. Tenant shall commence the payment of rent on the Commencement Date, in accordance with the following schedule:

          (i) THREE HUNDRED SIXTY-FOUR THOUSAND FIVE HUNDRED THIRTY-THREE and 90/100 ($364,533.90) Dollars per annum ($30,377.83 per month) for the first Lease Year through the third Lease Year;

          (ii) THREE HUNDRED SEVENTY-EIGHT THOUSAND THREE HUNDRED FIFTEEN and 90/100 ($378,315.90) Dollars per annum ($31,526.33 per month) for the fourth Lease Year through the seventh Lease Year; and

          (iii) THREE HUNDRED NINETY-TWO THOUSAND NINETY-SEVEN and 90/100 ($392,097.90) Dollars per annum ($32,674.83 per month) for the eighth Lease Year through the Expiration Date.

     For purposes of this Article 37, the first "Lease Year" shall commence on the Commencement Date and expire on the last day of the month in which occurs the fourteenth (14th) monthly anniversary of the Commencement Date; the second "Lease Year" shall mean that period of thirteen (13) months commencing on the day following the last day of the first Lease Year; thereafter, successive Lease Years shall mean that twelve (12) month period of time commencing on the day following the last day of the previous Lease Year.

     Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease at the office of Owner or such other place as Owner may designate, without any offset or deduction whatsoever, except that in the event the Lease shall commence on a day other than the first day of a calendar month, the rental for the month shall be prorated. Fixed Rent for any portion of the first Lease Year or the second Lease Year, as the case may be, which exceeds twelve (12) months shall be paid at the rate of $30,377.83 per month.

     All rent and additional rent payable under this Lease shall be paid by check of Tenant drawn on a bank which is a member of the New York Clearing House Association (the "NYCHA"). Failure to pay rent by such a check shall be deemed a material default by Tenant under this Lease.

     Anything to the contrary provided for hereinabove notwithstanding, so long as Tenant shall not be in breach or default of any of the terms and provisions of this Lease beyond any applicable notice or grace periods, Tenant shall not be obligated to pay $28,712.50 of each monthly payment of the Fixed Rent provided for hereinabove (prorated for any partial month) for
(i) that sixty (60) day period of time commencing on the Commencement Date and (ii) that thirty (30) day period commencing on the first day of the second Lease Year; Tenant shall, however, continue to be obligated to pay the ERIF and any and all additional rent (including, but not limited to, additional rent payable under Article 39 hereof) and other charges payable by Tenant hereunder in accordance with the terms of this Lease, commencing on the Commencement Date.

     C. If any installment of Fixed Rent or additional rent is not paid when due, Tenant shall also pay Owner interest thereon from the due date until paid at 2% per annum above the then published prime interest rate upon unsecured loans charged by The Chase

Manhattan Bank on loans of 90 days (herein such announced rate plus 2% per annum being herein called the "Prime Rate").

     D. The taking of possession of the Demised Premises shall be deemed an acceptance of the same by Tenant except for latent defects and shall be deemed substantial completion by Owner of all of Owner's Work for the purposes of determining the Commencement Date. Tenant shall not be obligated to commence payment of rent until work outlined in Article 43 shall have been substantially completed. For the purposes of this Article, Owner's Work shall be deemed substantially complete even through minor details or adjustments which shall not materially interfere with Tenant's use of the Demised Premises may not then have been completed, but which work Owner agrees, will thereafter be completed with due diligence.

     E. Tenant shall accept possession of the Demised Premises on the Commencement Date in its then "as is" condition. Owner shall have no obligation to perform any work in or to the Demised Premises to prepare the same for Tenant's occupancy, except as set forth in Article 43 of this Lease.

     38. ELECTRICITY. A. With reference to Article 12 hereof, the Owner shall furnish to the Tenant electricity for normal business purposes as provided in Paragraph 38E hereof in the Demised Premises at no additional charge or rental, subject however to future adjustments after the date hereof, in the event that there is an increase or decrease in the public utility rate schedule or utility or sales taxes thereon pursuant to which electricity shall be furnished to Owner by the public utility company serving the Building in which the Demised Premises are located and the Tenant shall have the right so long as it shall not be in default in the performance of the terms of this Lease to use electricity on an unmetered basis as an additional service. Each such adjustment shall be computed by multiplying the electrical rent inclusion factor ("ERIF") set forth in Paragraph 38E hereof, as adjusted, by the percentage of increase or decrease, as the case may be, in the public utility rate schedule or utility or sales taxes thereon applicable to the Building and by adding or subtracting the product thereof to or from said ERIF to determine the amount of the adjusted rent and the adjusted ERIF.

     B. In order that personal safety and property of the tenants, occupants and Owner of the Demised Premises may not be imperiled by overtaxing of the capacity of the electrical distribution system of the Demised Premises or of the Building, the Tenant agrees that without the prior written consent of the Owner, it shall not make any changes in, or alterations to the electrical system of the Demised Premises as the installation of said system shall be indicated by the final electrical plans submitted by the Tenant to the Owner.

     C. The Owner shall not be liable to the Tenant for any loss, damage or expense resulting from change in the quantity or character of the electric service or its being no longer suitable for the Tenant's requirements or due to cessation or interruption of the supply of electricity.

     D. The Owner, upon thirty (30) days' prior written notice to the Tenant, may discontinue the service of electricity to the Tenant without affecting the tenancy, this Lease or the Tenant's liability hereunder and without liability for loss or damage caused to the Tenant by such discontinuance; except that, in the event of the discontinuance of such service, the Tenant shall be entitled to a monthly rent reduction equal to the then ERIF, and Owner shall thereafter not be obligated to furnish electrical energy to Tenant. The Owner, in that event, shall permit the Tenant to purchase electricity directly from the public utility system servicing the Building and shall permit the Owner's electrical distribution system to be used for that purpose to the extent that it is available and may safely be so used.

     E. As of the date of this Lease, the ERIF is $1,665.33 per month which factor is based upon the Tenant's use, during regular business hours, of lighting fixtures and electrically operated equipment which operates on a standard 120 volt convenience receptacle on a 15 Amp general purpose branch circuit with not less than eight (8) outlets on such circuit. The use of electricity on other than regular business hours or for fixtures or equipment which are not accommodated by such base receptacles may be permitted within the limitation of "38B" provided that the ERIF shall be increased in an amount to be determined from a survey made by a reputable independent electrical engineer or consultant selected by Owner. The ERIF is included within the Fixed Rent.

     39. ESCALATIONS. The annual rental rate hereinbefore set forth shall be adjusted from time to time as in this Article provided to reflect the decrease or increase in Owner's expenses incurred in operating the Building and Tenant shall pay such rental, as adjusted pursuant to the provisions hereof, as herein before provided. Owner shall have all of the rights and remedies for Tenant's failure to make a payment under this Article as Owner has for Tenant's failure to pay fixed minimum rent.

     A.  For the purposes of this Article:

     1. "TAX YEAR" shall mean each successive New York City real estate fiscal year commencing on July 1st and expiring on June 30th. If the present use of July 1 to June 30 real estate tax year shall change, then, such changed tax year shall be used with appropriate adjustment for the transition.

     2. "TAXES" shall mean (a) the product of the lower of the total transitional or actual assessed valuation of the land and Building of which the Demised Premises are a part for any Tax Year multiplied by the applicable real estate tax rate for such Tax Year, plus (b) any special and extraordinary assessments, and government levies imposed upon or with respect to the land and Building, and (c) any franchise, income, profit, value added, use or other tax imposed in addition to, in whole or partial substitution for, or in lieu of an increase (in whole or part), in such taxes, whether due to a change in the method of taxation or otherwise.

     3. "BASE TAX" shall mean the sum of the Taxes, as finally determined, for the Tax Year July 1, 2000 through June 30, 2001.

     4. Solely for the purposes of this Article and the calculations to be made hereunder, the parties agree that the Demised Premises shall be deemed to comprise 6,891 square feet.

     5. "BASE RATE" shall mean the minimum regular hourly wage rate for Porters in Class A office buildings established by agreement between the Realty Advisory Board on Labor Relations, Inc., ("Realty Advisory Board") exclusive of fringe benefits and Local 32BJ of the Building Service Employees International Union AFLCIO ("Local 32B") in effect as of January 1, 2000.

     6. "OPERATING EXPENSE RATE" shall mean, for any calendar year, the minimum regular hourly wage rate for Porters in Class A office buildings then established by agreement between the Realty Advisory Board and Local 32B or by the successors to either or both of them. (This rate shall be used in computations under this Article whether or not Porter's wages are actually paid by or for the Owner or by independent contractors who furnish such services to the Demised Premises.)

     If any such agreement shall require the regular employment of Porters on days or hours when overtime or other premium pay rates are in effect, then the term "minimum regular average hourly wage rate," as used to determine the Operating Expense Rate, shall mean the average hourly wage rate for the hours in a calendar week during which Porters are required to be regularly employed (e.g., if as of February 1, 1987, an agreement between the Realty Advisory Board and Local 32B required the regular employment of Porters for forty
(40) hours during a calendar week at a regular hourly wage rate of $8.50 for the first thirty (30) hours and at an overtime hourly average wage rate of $12.00 for the remaining ten (10) hours, then the minimum regular average hourly wage rate under this subsection as of February 1, 1987 would be the sum arrived at by dividing the total weekly average wages of $375 by the total number of required hours of employment which is forty (40), resulting in a minimum regular average hourly wage rate of $9.375). The computation of the minimum regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of required hours in a calendar week.

          If the prescribed work week shall be less than forty (40) hours, then the minimum regular average hourly wage rate shall be adjusted to an average amount for forty (40) hours, taking into consideration the overtime hourly wage rate for the number of hours between the prescribed work week and forty (40) hours (in the same manner as above provided where the prescribed work week is forty (40) hours, with a portion of the hours being subject to a regular hourly wage rate and the balance subject to an overtime hourly wage rate). If length of service shall be a factor in determining any element of wage, it shall be conclusively presumed that all employees have at least five (5) years of service and that no probationary period will be included.

         7. The term "PORTERS" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between the Realty Advisory Board and Local 32B (which classification is presently termed "others" in said agreement).

         8. The term "CLASS A OFFICE BUILDINGS" shall mean office buildings in the same class or category as the Building under any building operation agreement between the Realty Advisory Board and Local 32B, regardless of the designation given to such office buildings in any such agreement.

         B. If the Operating Expense Rate in effect as of January 1st of any year of the term of this Lease shall be such as to constitute an increase above the Base Rate, then Tenant shall pay to Owner, as additional rent, for such year an amount equal to a sum computed at the rate of one cent per square foot of the rentable area in the Demised Premises for each one cent or part thereof that the Operating Expense Rate in effect as of January 1st of any year of the Lease shall constitute an increase above the "Base Rate". For example, assuming the area of the Demised Premises were 1,000 rentable square feet and assuming there were a 15 cent increase in the Operating Expense Rate, there would be a $150.00 increase in the annual rent by reason thereof (1 cent x 15 x 1,000). Owner shall advise Tenant by a written statement by Owner's accountant or by Owner or its agent, of any change in Operating Expense Rate and the effective date thereof. Such Operating Expense Rate statement shall show the Tenant's new annual rental rate caused by each change and the monthly installments which shall be one-twelfth (1/12) thereof, and the manner in which the adjustment is computed with the appropriate adjustment if the Commencement Date shall not be the first day of a calendar month. Any decrease in annual rental rate under this Paragraph B can be applied only to reduce prior increases under this Paragraph.

         C. The annual rental rate shall be increased for each Tax Year during the term of this Lease by two and 29/100 percent (2.29%) of the amount by which the Taxes Owner is required to pay in each such Tax Year exceeds the Base Tax. Owner shall advise Tenant, by a written statement by Owner's accountant or by Owner or its agent, of any change in Taxes and the effective date thereof, which statement shall be accompanied by a copy of the tax bill issued to Owner, if available. The statement shall show the Tenant's new annual rental rate caused by each change and the monthly installments shall be one-twelfth (1/12th) thereof, and the manner in which the adjustment is computed, including any adjustments in real estate tax assessments affecting the Taxes for any Tax Year. Said one-twelfth (1/12th) of such increase shall be due and payable with monthly installments of fixed minimum annual rent. Notwithstanding the foregoing, if Taxes are required to be paid prior to the expiration of the appropriate calendar quarter or calendar half-year or whatever other period by which Taxes must be paid or prior to the expiration of any Tax Year to avoid a penalty or late charge, then Owner may immediately elect to bill Tenant for its above specified percentage of any increase in Taxes in excess of the Base Tax with respect to such calendar quarter or other period of such Tax Year, as the case may be, and Tenant shall pay same within five (5) days thereafter. Any decrease in annual rental rate under this Paragraph C can be applied only to reduce prior increases under this Paragraph. To the extent that the change is relevant to a period for which Tenant has paid its monthly installments of fixed minimum rent, a retroactive lump sum payment shall be made by Tenant as and when billed for the same by Owner. If, prior to any increase in the annual rent pursuant to this Paragraph C, Owner shall have obtained a reduction of the proposed assessed valuation of the land and Building of which the Demised Premises are a part and therefore of the Taxes, then the term "Taxes" for that Tax Year shall be deemed to include the amount of Owner's expenses in obtaining such reduction in proposed assessed valuation, including attorneys' and appraisers' fees.

     D. Owner's failure to render a statement with respect to any increases in the Taxes and/or an Operating Expense Rate statement with respect to any Operating Expense Rate year shall not prejudice Owner's right to render a Owner's statement retroactively respecting increases in the Taxes and/or an Owner's Operating Expense Rate statement and/or with respect to any subsequent Operating Expense Rate year and/or subsequent Tax Year. The obligations of Tenant under the provisions of this Article with respect to any increase in the rent shall survive the expiration or sooner termination of the term. Following rendition of a Owner's Operating Expense Rate statement which shows an increase in the rent for any Operating Expense
Rate year, Tenant shall pay to Owner on the first day of each month during such Operating Expense Rate year a sum equal to one-twelfth (1/12th) of the increase in the rent shown upon such Owner's Operating Expense Rate statement for such Operating Expense Rate year. If any such Operating Expense Rate Statement shall be rendered after the commencement of any Operating Expense Rate year, Tenant shall pay to Owner on the first day of the calendar month next following the rendition of such Owner's Operating Expense Rate statement (in addition to the payment required by the immediate preceding sentence), a sum equal to one-twelfth (1/12th) of the increase in the rent for such Operating Expense Rate year shown on such statement multiplied by the number of months which may have elapsed between January 1st of such Operating Expense Rate year and the month in which such payment is required to be made. All sums payable by Tenant to Owner pursuant to the provisions of this Article shall be collectible by Owner in the same manner as any installment of fixed minimum annual rent.

      E. In the event that any controversy arises concerning: (i) the designation under this Article of a successor to any of the organizations named herein, in the event any or all shall no longer exist; or (ii) the proper substitute for the "Operating Expense Rate" if a rate for or the category in which Porters are presently classified shall cease to exist, then, such controversy shall be determined by arbitration in accordance with the provisions of Article 40 hereof. Pending the entry of a judgment confirming the award in such arbitration, the annual rental rate shall be payable in accordance with Owner's initial determination. The arbitrators shall not have the authority to modify this Lease or substitute a different method of calculating rental adjustments other than as expressly set forth herein.

     40. ARBITRATION. Whenever in this Lease it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and within thirty (30) days thereafter shall decide the dispute. If within said person they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association in the City of New York. The three arbitrators shall meet and decide the dispute. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrator shall act in accordance with the rules then in force of the American Arbitration Association subject, however, to such limitations as may be placed upon them by the provisions of this Lease. The cost of any arbitration conducted pursuant to this Article 40 shall be paid in accordance with the terms and conditions set by the arbitrators conducting such arbitration.

     The obligation of Owner and Tenant to submit a dispute to arbitration is limited to disputes arising under those Articles of this Lease which specifically provide for arbitration.

     41. BROKERAGE. Tenant covenants, warrants and represents that the sole broker with whom it has dealt in this transaction is Insignia/ESG, Inc. (the "Broker"), and that no conversations or negotiations were had with any broker or finder other than the Broker concerning this Lease or the renting of the Demised Premises. Tenant agrees to indemnify, defend and hold Owner harmless from and against any and all claims for fees and commissions and against any liability (including reasonable attorneys' fees) arising out of any conversations or negotiations had by Tenant with any broker or finder other than the Broker.

     Owner agrees to pay the Broker's commission pursuant to separate agreement.

     42. NOT BINDING. This Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Owner in any way until (i) Tenant has duly executed and delivered duplicate originals to Owner, (ii) Owner has executed and unconditionally delivered one of said originals to Tenant and any mortgagee (if required) and lessor of any over lease (if required) shall consent thereto in writing.

     43. OWNER'S WORK. Owner, at its sole cost and expense, shall perform the following work in or to the Demised Premises in order to prepare the same for Tenant's occupancy (collectively, "Owner's Work"), using materials of Building-standard quality, color and design: (i) paint the Demised Premises in a color selected by Tenant from the Building-standard color chart; and
(ii) re-carpet the Demised Premises. Owner shall use reasonable efforts (without being obligated to employ overtime labor or to incur any extraordinary expenses in connection therewith, and subject to delays caused by Tenant or by force majeure) to complete Owner's Work in a timely manner.

     The taking of possession of the Demised Premises shall be deemed an acceptance of the same by Tenant and shall be deemed substantial completion by Owner of all of Owner's Work for the purposes of determining the Commencement Date. For the purposes of this Article, the work to be done by Owner shall be deemed substantially complete even though minor details or adjustments which shall not materially interfere with Tenant's use and occupancy of the Demised Premises may not then have been completed, but which work Owner agrees, will thereafter be completed. Owner shall have no obligation to perform any work in the Demised Premises other than Owner's Work.

     Tenant acknowledges that all telephone, data and communication cabling and associated equipment is to be installed by Tenant at Tenant's sole cost and expense.

     44. AFTER-HOURS HVAC; CONDENSER WATER. ADDENDUM to Article 29(e) of printed form of Lease:

     A. If Tenant shall require HVAC service at any time other than during business hours on business days, Owner shall furnish such service (herein called "after hours air-conditioning service") upon advance written notice from Tenant as specified below. Tenant shall pay to Owner the sum of $250.00 per hour for overtime air-cooling and $225.00 per hour for overtime heat on Owner's demand as additional rent. Such sums shall be increased over the term of this Lease as Owner's cost for providing the service is increased including the cost of labor, maintenance (including the cost of replacement parts), utilities, depreciation and supplies used in providing such after hours air-conditioning service. If Tenant shall not pay the same, Tenant shall also pay interest thereon at the then Prime Rate. Requests for after hours service shall be submitted in writing to the Building manager, by a person designated by Tenant as authorized to make such requests, before 1:00 P.M. on a non-holiday weekday for such weekday and at least thirty-six (36) hours prior to a holiday or weekend.

     B. Owner shall furnish, if required and available, condenser water to support up to two (2) tons of supplemental air-conditioning systems in the Demised Premises, at a cost to Tenant of $630.00 per ton per year. If after the date of this Lease, the cost to Owner of furnishing condenser water for such air-conditioning system shall be increased, then the aforesaid cost to Tenant shall be increased to fairly reflect the amount of the actual increase incurred by Owner.

     45. RULES AND REGULATIONS. ADDENDA to Rules and Regulations of printed form of Lease:

     A. Because of requirements of Local Law 5 regarding certain fire safety regulations, it is necessary that Owner know at all times the approximate number of persons within the Demised Premises after normal business hours (i.e. after 6:00 P.M. on weekdays and on weekends and holidays). Accordingly, within thirty (30) days after the date hereof, Tenant shall submit to Owner its best estimate of the number of Tenant's employees, agents, visitors and other persons which Tenant expects to occupy the Demised Premises at any time after normal business hours. Prior to 5:00 P.M. of each weekday or prior to 5:00 P.M. on the day preceding a weekend or holiday, Tenant shall inform the building manager's office whenever Tenant knows, or has reason to believe, that the number of its employees, agents, visitors and other persons occupying the Demised Premises after normal working or business hours that evening or the next day(s), as the case may be, will exceed this estimate. Tenant also shall keep reasonable records which indicate the number of persons entering and leaving the Demised Premises after normal business hours, and shall provide copies of such records to Owner at Owner's request.

     B. At the expiration of Tenant's lease term, if Owner shall not require Tenant to remove any supplemental air-conditioning system which Tenant has installed or utilized in its Demised Premises, Owner reserves the right to require Tenant, at Tenant's own sole cost and expense, to (a) remove the refrigerant from said supplemental air-conditioning system, in full compliance with all applicable provisions of this Lease and with any and all applicable laws, ordinances, orders, rules, and regulations relating to such removal and (b) promptly repair any and all damage caused by, or resulting from, such removal.

     C. Notwithstanding anything contained herein to the contrary, in the event that Tenant makes, or causes, permits or authorizes to be made, any alterations, modifications or decorations to the Demised Premises which in any manner affect the existing or proposed Building standard security system, Tenant agrees that concurrently with the making of any such alterations, modifications or decorations, Tenant shall, at Tenant's sole cost and expense, modify such existing or proposed system, or add any additional security devices to such existing or proposed system, which may be required in Owner's sole judgment.

     46. ASSIGNMENT AND SUBLETTING. A. Tenant or its legal representatives, will not by operation of law or otherwise, assign (in whole or in part), mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used or occupied by others, without Owner's prior written consent in each instance. The consent by the Owner to any assignment or subletting, whether by Tenant or any other tenant in the Building, shall not be waiver of or constitute a diminution of Owner's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Owner's express written consent to any other or further assignment or subletting. Such reasonable out-of-pocket attorneys' fees as may be incurred by Owner in connection with Tenant's request for consent to an assignment or subletting shall be paid by Tenant.

     B. If Tenant or its legal representatives desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall promptly notify the then managing agent of the Building in writing of its desire to assign or sublet. Upon obtaining a proposed assignee or subtenant upon acceptable terms, Tenant shall submit to Owner in writing: (1) the name of the proposed assignee or subtenant; (2) the terms of the proposed assignment or sublease; and (3) the nature and character of the business which the proposed assignee or subtenant will conduct in the Demised Premises, together with all financial data concerning it; and thereafter shall submit to the Owner any other information concerning the assignment or sublease which the Owner may reasonably request.

     C. Owner shall have the option to be exercised within thirty (30) days from the submission of the aforesaid information: (i) to cancel this Lease with respect to the space to be sublet for the duration of the proposed sublease; or (ii) to require the Tenant to execute and deliver an assignment or sublease to the Owner (or its designee) upon the same terms as submitted by Tenant to Owner, except that Owner shall have the unrestricted right to assign or sublet and/or alter the space. In the event of a proposed assignment, or of a proposed sublease which, in the aggregate with all other subleases, demises 50% or more of the Demised Premises, Owner shall have the further option to be exercised within the said thirty (30) day period, to cancel and terminate Tenant's Lease effective on the date of Tenant's proposed assignment or sublease, in which event this Lease and the term hereof shall expire and terminate on the date as if it was the date herein fixed for the termination and expiration of the term of this Lease.

     D. If Owner shall not exercise either of its foregoing options within the time set forth above, its consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed; provided however, that it may withhold consent thereto if in the reasonable exercise of its judgement it determines that:

     1. The financial condition and general reputation for good character of the proposed assignee or subtenant are insufficient or not consistent with the obligation and responsibility undertaken by the proposed assignment or sublease; or

     2. The proposed business to be conducted in the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by this Tenant's Lease, or the use is not expressly permitted by this Lease; or

     3. The nature of the occupancy of the proposed assignee or subtenant will cause a greater density of employees or traffic or make greater demands on the Building's services or facilities than that made by Tenant (other than in a de minimis way); or

     4. The Tenant has made assignments or sublettings, which have changed the configuration of the Demised Premises; or

     5. The Tenant proposes to assign or sublet to one who at the time is a tenant (or subsidiary or affiliate of a tenant) or to a person in possession of premises in the Building, or in the buildings owned by Owner or an entity affiliated with Owner located at 655 Third Avenue, New York, New York, 205 East 42nd Street, New York, New York, 733 Third Avenue, New York, New York, 825 Third Avenue, New York, New York or to one with whom Owner is negotiating a lease or sublease for space in any building owned by Owner or an entity affiliated with Owner; or

     6.  The assignee or subtenant shall have or enjoy diplomatic immunity; or

     7. Such proposed subletting would result in the Demised Premises being divided into more than two (2) rental units in the aggregate including Tenant's premises; or

     8. Tenant has advertised that its rental of the proposed space to be assigned and/or sublet is less than the Fixed Rent plus escalations under Articles 38 and 39 applicable to such space, but the foregoing shall not be deemed to prohibit Tenant from responding to broker's solicitations and any other inquiries regarding the proposed rental rate or from negotiating a transaction at a lesser rate of rent; or

         9.   Any combination of the foregoing conditions exists.

         If this Lease shall be assigned or sublet in accordance with this Article, such assignee or subtenant shall not be permitted to further assign or sublet in whole or in part.

         If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

         Tenant may sublet or assign this Lease to any Subsidiary, Parent Company or Affiliate (but only if such Subsidiary, Parent Company, or Affiliate has a net worth (exclusive of good will) at lease equal to the average net worth of Tenant for the twelve (12) month period prior to the proposed sublet or assignment) or to any successor by merger or consolidation or a person to whom all or substantially all of Tenant's assets, stock or membership interests are transferred (such successor or person being herein called a "Successor") without the consent of Owner (but only if (a) the Successor has a net worth (exclusive of goodwill) at least equal to the average net worth of Tenant for the twelve (12) month period prior to the proposed sublet or assignment and (b) such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease or subleasing the Demised Premises). For purposes of this Section, a "Subsidiary", "Parent Company" and "Affiliate" of Tenant shall mean the following: (a) "Subsidiary" shall mean any corporation not less than 51% of whose outstanding capital and voting stock shall, at the time, be owned directly or indirectly, by Tenant; (b) "Parent Company" shall mean any corporation which shall own, directly or indirectly, at least 51% of the outstanding capital and voting stock of Tenant at the time; and (c) "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise. Furthermore, no such assignment or sublease shall be permitted or effective if Tenant is then in default under this Lease beyond any applicable notice and cure period and unless (i) Tenant gives Owner at least ten (10) days' prior written notice of such assignment or sublease, and reasonably acceptable proof of the compliance of such transaction with the conditions set forth in this Section, (ii) such assignee assumes all of Tenant's obligations hereunder, and (iii) Tenant gives Owner a signed copy of the final assignment or sublease within ten (10) days after it is executed.

           Notwithstanding any provision of this Lease to the contrary, for purposes of this Article or Article 11 of this Lease, the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, however accomplished, whether in a single transaction or in a series or related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant or subtenant shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Act of 1934, as amended, or an initial public offering of Tenant's stock through any recognized stock exchange.

           Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and additional rent and for the due performance of all the terms, covenants, conditions and agreement herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Owner a duplicate original of the instrument of assignment, in form reasonably satisfactory to Owner.

containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Owner the aforesaid written consent, prior thereto.

     Notwithstanding any provision of this Lease to the contrary, 75% of any rentals and/or consideration paid or payable by the subtenant or assignee in excess of the rentals reserved and/or payable under this lease shall be paid by Tenant as and when received by Tenant to Owner, less expenses proven to have been occurred by Tenant in subleasing its space. Such expenses shall include, but not be limited to brokerage fees, attorneys' fees and disbursements advertising costs, reasonable concessions, including, without limitation, free rent or work contributions, and the costs incurred in connection with alterations, decorations and installations made by Tenant in the space to be occupied.

     47. EXTERMINATION. If the premises demised to Tenant become infested with vermin, Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Owner, and shall employ such exterminators therefor as shall be reasonably approved by Owner.

     48. OWNER'S REPRESENTATION. Owner represents that, to the best of its knowledge, according to the current definition of friable asbestos as that term is used by the Environmental Protection Agency of the United States, there is no friable asbestos within the Demised Premises.

     49. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building, except for such Hazardous Materials (such as cleaning and photocopying fluids) that are customarily used in the operation of offices, provided that such Hazardous Materials are used in compliance with all laws and/or requirements of public authorities. The term "Hazardous Materials" shall mean any flammable, explosive, or radioactive materials, or hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material, containing asbestos, or any other such substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach by Tenant of the provisions of this Article 49, Owner shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Article 49 shall survive the expiration or sooner termination of this Lease.

     50. INCONSISTENT PROVISIONS. In the event of any conflict or inconsistency between the provisions of this Rider and the provisions of the printed form of Lease to which the Rider is annexed, the provisions of this Rider shall govern and control.

     51. INSURANCE. A. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises that would: (i) subject Owner to any liability or responsibility for personal injury, death, or property damage; (ii) increase the fire or other casualty insurance rate on the building or the property therein over the rate that would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section G of this Article 51); or
(iii) result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Owner.

     B. Tenant covenants to provide on or before the Commencement Date, and to keep in force during the term hereof, the following insurance coverage:

     1. for the benefit of Owner and Tenant, a comprehensive policy of liability insurance protecting Owner and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New York, and the limits of liability thereunder shall not be less than the respective amounts of Five Million ($5,000,000.00) Dollars of combined single limit coverage on a per occurrence basis and Five Hundred Thousand ($500,000.00) Dollars in respect of property damage. Such insurance may be carried under a blanket policy or policies covering the Demised Premises and other locations of Tenant, if any; and

     2. fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's Work, located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New York.

     Prior to the time that such insurance is first required to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Owner either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided that said certificate contains an endorsement in the "Cancellation" section thereof that such insurance may not be modified or canceled except upon thirty (30) days' prior notice to Owner, together with evidence of payment for the policy. Attached hereto as Exhibit "D" is a sample insurance certificate showing the lower right-hand "Cancellation" section requirements which must be met to conform the certificate to the provisions of this Section. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

     C. Owner and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the building, the Demised Premises, or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If, and to the extent that, such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided in Sections D and E of this Article 51, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     D. In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in Section C above in any of its insurance policies, Tenant shall cause Owner to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Owner as such an assured, Owner shall pay such additional premium upon demand or Tenant shall be excused from its obligations under Section C with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Owner shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Owner shall endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Owner hereby irrevocably waives any and all rights in and to such proceeds and payments.

     E. In the event that Owner shall be unable at any time to obtain one of the provisions referred to in Section C above in any of its insurance policies, Owner shall, as Tenant's option, cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured,

Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Owner's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Owner, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

         F. Subject to the provisions of Sections C, D and E above, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damages, or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

         G. If, by reason of a failure of Tenant to comply with the provisions of Section A of this Article 51, the rate of fire insurance with extended coverage on the building or equipment or other property of Owner shall be higher than it otherwise would be, Tenant shall reimburse Owner, on demand, for that part of the premiums for fire insurance and extended coverage paid by Owner because of such failure on the part of Tenant.

         H. If any dispute shall arise between Owner and Tenant with respect to the incurrence of amount of any additional insurance premium referred to in Section G above, the dispute shall be determined by arbitration.

         I. A schedule or make-up of rates for the building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         52. MORTGAGE SUBORDINATION. A. Tenant hereby acknowledges and agrees that: (i) this Lease is expressly subordinate to all of the following:
(a) that certain Mortgage (the "Morgan Mortgage Document") and that certain Consolidation, Modification, Spreader and Extension Agreement (the "Spreader Agreement"), both dated as of January 18, 1994, by and among 205 Associates, L.P., The Durst Buildings Corporation, Durst Partners, 675 Associates, and David Durst, Richard Siegler, Douglas Durst, Jonathan Durst and Seymour B. Durst, as trustees, collectively as mortgagors, and Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated December 9, 1960 as Amended for the Commingled Pension Trust Fund (Fixed Income - Mortgages) ("Morgan"), as mortgagee; (b) that certain Mortgage (the "BNY Mortgage Document") and that certain Agreement of Consolidation and Modification of Mortgage, Assignment of Leases and Rents and Security Agreement (the "Consolidation Agreement"); the Morgan Mortgage Document; the Spreader Agreement, the BNY Mortgage Document and the Consolidation Agreement are sometimes collectively referred to herein as the "Mortgages"), both dated as of February 3, 1997, by and among 205 Associates L.P., The Durst Buildings Corporation, 675 Associates L.L.C., David Durst, Richard Siegel, Douglas Durst, Jonathan Durst, Shirley Durst and Carola Durst, as trustees, Sendur Partners L.L.C. and Durst Partners L.L.C., collectively as mortgagors (together with mortgagors under the Spreader Agreement, "Mortgagors") and The Bank of New York, as mortgagee (together with Morgan, "Mortgagees"); and (c) all amendments, extensions, consolidations, modifications or replacements thereof; (ii) in the event of a default under this lease by Owner, Tenant shall promptly notify Mortgagees in writing of such default and Mortgagees shall have the opportunity (but not the obligation) to cure such default; and
(iii) Tenant shall furnish to Mortgagors and Mortgagees a certificate, within ten (10) days after the making of a request therefor by Mortgagors or either Mortgagee, setting forth (w) whether this Lease is in full force and effect;
(x) stating whether or not any default or event which, with notice or passage of time or both, would constitute a default, has occurred; (y) listing all amendments, modifications, assignments or extensions of lease; and (z) containing such other information as may be reasonably requested by Mortgagees; such certificates shall be furnished at Tenants's expense.

     B. In addition to the foregoing and notwithstanding anything to the contrary which may be contained in this Lease, Tenant agrees that in the event of the enforcement by any Mortgagee of the remedies provided for by law or by the Mortgages, Tenant will, on request of any person succeeding to the interest of Mortgagors as a result of such enforcement, automatically adorn to said successor-in-interest without change to this Lease, provided that any persons succeeding to the interest of Mortgagors as a result of such enforcement shall not be (w) bound by any payment of rent or additional rent for more than one (1) month or regular billing period in advance; (x) bound by any alteration, amendment, modification or amendment to this Lease which has not been consented to by such Mortgagee; (y) liable for any act or omission of any prior lessor, or (z) subject to any offset or defenses which Tenant may have against any prior lessor.

     C. Upon request by such successor-in-interest to Mortgagors, Tenant shall execute and deliver an instrument confirming such adornment.

     D. Tenant agrees to submit to Owner on or before March 31 in each calendar year a copy of the latest annual financial statements of Tenant
(and any guarantor of Tenant's obligations under this Lease), certified by an independent certified public accountant reasonably satisfactory to Owner. If Tenant does not regularly issue such financial statements, Tenant shall submit to Owner on or before March 31 in each calendar year a copy of Tenant's latest annual financial statements certified by Tenant's chief financial officer.

     53. CLEANING SERVICES. The cleaning services to be furnished to Tenant are more particularly set forth on Exhibit B annexed hereto.

     54. TENANT ALTERATIONS. A. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises or the electrical, plumbing, mechanical or heating, ventilating and air-conditioning systems serving the Demised Premises, including but not limited to, a water cooler, an air-conditioning or cooling system, mechanical or electrical equipment, or any unit or part thereof or other apparatus of like or other nature, without Owner's prior written consent, and then only by contractors or mechanics approved by Owner. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Owner may from time to time reasonably designate and in full compliance with all governmental bodies having jurisdiction thereover. As a condition precedent to Owner's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to Demised Premises, upon Owner's request, Tenant agrees to obtain and deliver to Owner a performance bond and a labor and materials payment bond issued by a surety company satisfactory to Owner and licensed to do business in the State of New York, each in an amount equal to 125% of the costs of all work, labor, and such services to be performed and materials to be furnished in connection with such work, signed by such surety and a receipt of payment in full of the premium for such bond. Owner and Owner's designees shall be obligee(s) or insured(s) under such surety bond. Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or payment or otherwise. If Tenant fails to discharge such lien, then Owner (upon ten (10) days prior notice to Tenant) shall have the right to discharge same (by filing the bond required by law or by payment in full of the mechanic's lien or otherwise) and Owner's costs and expense in obtaining such discharge shall be repaid in full by Tenant to Owner as additional rent within ten (10) days after written demand therefor. In addition, Tenant shall defend, save and hold Owner harmless from any such mechanic's lien or claim, including, without limitation, Owner's reasonable attorneys' fees, costs and expenses. Except as otherwise expressly provided herein, Owner shall not be liable for any failure of any Building facilities or services including, but not limited to, the heating, ventilating and air-conditioning installations, and/or additions by Tenant and Tenant shall correct any such faulty installation. Upon Tenant's failure to correct same, Owner may make such correction and charge Tenant for the cost thereof. Such sum due Owner shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor and unless so paid, Tenant shall also pay Owner the then Prime Rate on such additional rent.

     Notwithstanding anything to the contrary, Owner's consent shall not be unreasonably withheld for nonstructural alterations that do not affect the Building's systems. In addition, Owner's consent shall not be required for any painting, wallcovering or decorating of the Demised Premises costing no more than $10,000 in the aggregate in any twelve (12) month period, provided Tenant gives Owner ten (10) days' prior written notice of such work.

     B. Prior to commencing any work pursuant to the provisions of this Section, Tenant shall furnish to Owner:

     1. Copies of all governmental permits and authorizations which may be required in connection with such work.

     2.  A certificate evidencing that Tenant (or Tenant's contractors) has
(have) procured workmen's compensation insurance in statutory limits covering all persons employed in connection with the work who might assert claims for death or bodily injury against the holder of the Over-Lease, Owner, Tenant or the Building.

     3. Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of this Lease) and general liability insurance (with completed operations endorsement) for any occurrence in or about the Building, in such limits as Owner may reasonably require because of the nature of the work to be done by Tenant and with insurers satisfactory to Owner.

     C. All alterations, decorations, installations, additions or improvements upon the Demised Premises affixed to the realty so that they cannot be removed without material damage, or for which Tenant has received a credit, shall, unless Owner elects otherwise, become the property of Owner and shall remain upon, and be surrendered with, the Demised Premises, as a part thereof, at the end of the term or renewal terms, as the case may be. In the event Owner shall elect otherwise, then such alterations, decorations, installations, additions or improvements made by Tenant upon the Demised Premises as Owner shall select, shall be removed by Tenant and Tenant shall restore the Demised Premises to its original condition, at its own cost and expense, at or prior to the expiration of the term. The foregoing shall in no event preclude Tenant from removing its personal property from the Demised Premises.

     D. 1. Before proceeding with any alteration and/or addition, Tenant shall submit to Owner three copies of detailed plans and specifications therefor, for Owner's review and approval. In no event by reason thereof shall Tenant's connected electrical load exceed the capacity of the distribution system in and to the Demised Premises.

     2. Tenant shall promptly reimburse Owner for all reasonable and out-of-pocket expenses incurred by Owner in connection with Owner's review of Tenant's plans.

     3. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in New York).

     4. No alterations and/or additions shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer satisfactory to Owner and (ii) except after at least 10 days' prior notice to Owner.

     5. All alterations and/or additions shall at all times comply with all legal requirements and insurance requirements and all rules and regulations including any Owner may reasonably adopt with respect to the making of any improvements and shall be made at such times and in such manner as Owner may from time to time reasonably direct. Tenant, at its ex-pense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such alterations and/or improvements and for final approval thereof upon completions and Owner shall reasonably cooperate with Tenant, at no cost to Owner, to the extent the law requires Owner to join in any application therefor, (b) deliver three copies to Owner and (c) cause all alterations and/or improvements to be performed in a good and first class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Owner. All alterations and/or additions shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Owner in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building's equipment) or in the performance of any improvements. If any additional reasonable out-of-pocket expense is incurred Owner may collect the same as additional rent from Tenant and Tenant's failure to promptly pay the same when billed shall entitle Owner to treat the non-payment thereof as a non-payment of rent under this Lease and until paid to Owner such additional rent shall bear interest at the then Prime Rate.

           6. Tenant, at its sole expense, promptly shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with it alterations and/or additions which shall be issued by any public authority having or asserting jurisdiction.

           7. Subject to Section 54E below, only Owner or persons first approved by Owner shall be permitted to act as contractor for any work to be performed in accordance with this Article. Owner reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. In the event Tenant shall employ any contractor permitted in this Article, such contractor or any subcontractor may have use of the Building facilities subject to the provisions of this Lease and the Rules and Regulations governing construction. Tenant will advise Owner of the names of any such contractor and subcontractor Tenant proposes to use in the Demised Premises at least 10 days prior to the beginning of work by such contractor or subcontractor.

           8. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised Premises, if the use of such contractor, mechanic or laborer or such materials would, in Owner's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or Laborers engaged by Tenant or Owner or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Owner (or an affiliate of Owner or co-venturer of Owner). In the event of any interference or conflict, or perceived interference or conflict, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers, or all materials causing, in Owner's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agree to defend, save and hold Owner harmless from any and all loss arising thereby, including, without limitation, any attorney's fees and any claims made by contractors, mechanics, and/or laborers so precluded from having access to the Building.

           9. No approval of any plans or specifications by Owner or consent by Owner allowing Tenant to make any improvements or any inspection of improvements made by or for Owner shall in any way be deemed to be an agreement by Owner that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Owner of the compliance by Tenant of any provision of this Lease.

          E. In making any alterations, installations, additions or improvements to the Demised Premises, (a) Tenant must comply with the Building Rules and Regulations for Tenant Alterations attached hereto as Exhibit E, (b) all work and materials shall be equal to the Building

Standards, attached hereto as Exhibit F, and (c) Tenant shall use only Owner's approved contractors, set forth on Exhibit G attached hereto.

     55. REMEDIES. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Article 17 hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the amount by which the rent reserved hereunder (excluding the ERIF) for the unexpired portion of the term demised exceeds the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

     56. LEGAL FEES. In the event that Owner or Tenant commences, engages in, or threatens to commence or engage in any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with the Lease, the Demised Premises, or the Building (including, without limitation, the enforcement or interpretation of either party's rights or obligations under this Lease, whether in contract, tort, or both, or the declaration of any rights or obligations under this Lease), the prevailing party shall recover its attorneys' fees, disbursements and court costs from the non-prevailing party in connection with such matter. The provisions of this paragraph shall survive the termination or expiration of this Lease.

     57. ENTIRE AGREEMENT; NO WAIVER. This Lease with its schedules and annexes contains the entire agreement between Owner and Tenant and any executory agreement hereafter made between Owner and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the party to be charged. This Lease may not be orally waived, terminated, changed or modified.

     58. SECURITY SYSTEM. Tenant and its employees, contractors, agents and invitees shall comply with the Rules and Regulations in effect, from time to time, with regard to the Building's security system. The current Rules and Regulations with regard thereto are the following:

     During the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday ("Normal Business Hours") only persons displaying Kastle Systems "key tag" identification ("Keytag") to the lobby attendant shall be granted access to the Building. During Normal Business Hours, anyone not displaying the Keytag to the lobby attendant shall obtain access to the Building only (i) if that person's arrival was pre-arranged with the lobby attendant with a list of anticipated visitors, or (ii) if not on a pre-arranged list, the person's arrival to the Building can be announced via telephone and then approved by the Tenant. After Normal Business Hours, access to the Building shall only be obtained by Keytag holders, swiping their Keytag on the Keytag reader outside the Building's front doors or by utilizing the telephone link to Kastle Systems personnel, who will in turn call the Tenant's premises to attempt to gain Tenant's approval for access of persons not holding a Keytag.

     59.  NO LIABILITY OF OWNER

     A. No recourse shall be had on any of Owner's obligations under this Lease for any claim based thereon or otherwise in respect thereof against any incorporator of Owner, subscriber to Owner's capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture which shall be Owner hereunder or included in the term "Owner" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Owner or included in the term "Owner," whether directly or through Owner or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

     B. Tenant shall look only and solely to Owner's leasehold estate and interest in and to the Building and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Owner and no other property or assets of Owner, Owner's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principal (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or under law, or Tenant's use and occupancy of the Demised Premises or any other liability of Owner to Tenant.

     60. TENANT ACCESS. Subject to Owner's maintenance and security requirements and to force majeure, Tenant shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week.

     61.  SECURITY DEPOSIT. A. In lieu of a cash deposit as described in
Article 34 of this Lease (the "Security Deposit"), Tenant shall deliver to Owner a clean, irrevocable and unconditional Letter of Credit (the "Letter of Credit") issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, which Letter of Credit shall have a term of not less than one year, be in the form attached hereto as Exhibit H, be for the account of Owner and be in the amount of the Security Deposit. Tenant acknowledges that it is a material inducement to Owner to enter into this Lease that the security be maintained in the form of a Letter of Credit and that Tenant's failure to maintain such Letter of Credit throughout the Lease term shall constitute a material default under this Lease, and Tenant further acknowledges that notwithstanding anything in this Lease, Tenant shall not be permitted to provide cash security. The Letter of Credit shall provide that:

          (i) The Issuing Bank shall pay to Owner or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

          (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Owner by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

          (iii) Owner, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Owner as a cash deposit pursuant to the terms of Article 34 above and this Article 61 pending the replacement of such Letter of Credit or Tenant's default after notice and the expiration of any applicable cure period hereunder; however, Owner's holding of such cash security shall not be deemed a waiver of Tenant's default in its obligation to maintain the security in the form of a Letter of Credit);

          (iv) Upon Owner's sale of Owner's interest in the land and the Building, the Letter of Credit shall be transferable, without charge, by Owner, as provided in Section 61(B) hereof; and

          (v) If a Bankruptcy Event occurs, Owner shall have the right, exercisable by a sight draft, to receive monies represented by the Letter of Credit.

     For purposes of this Article 61, "Bankruptcy Event" shall include any petition in bankruptcy filed by or against Tenant in any court pursuant to any statute either of the United States or of any State at any time prior to the date herein fixed as the Commencement Date, or the commencement of a case under the United States Bankruptcy Code, 11 U.S.C. SECTION 101 et. seq., as amended (the "Bankruptcy Code") by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, which Tenant fails to secure a discharge thereof within thirty (30) days, or an assignment by Tenant for the benefit of creditors, or petitions for or enters into an arrangement with its creditors.

     B. In the event of a sale of Owner's interest in the land and the Building, Owner shall have the right to transfer (at no expense to Owner) the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Owner shall, after notice to Tenant of such transfer, sent by certified mail, return receipt requested, including the name and address of the transferee, be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Owner for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Owner.

     C. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

     D. Owner agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default, after notice and the expiration of any applicable cure period, by Tenant hereunder or a Bankruptcy Event or the non-renewal of such Letter of Credit by the Issuing Bank.

     E. In the event that at any time during the term of this lease, Owner, in Owner's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 61(A) hereof, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "Existing L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Owner may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within ten (10) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "Replacement L/C") from an Issuing Bank meeting the qualifications described in Section 61(A) hereof. Upon receipt of a Replacement L/C meeting the qualifications of Section 61(A) hereof, Owner shall forthwith return the Existing L/C to Tenant. In the event that (i) a Replacement L/C meeting the qualifications of Section 61(A) hereof is not received by Owner within the time specified, or (ii) Owner reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Owner and the proceeds thereof shall be held by Owner in accordance with Article 34 hereof, subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of Section 61(A) hereof.